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                                                                    Exhibit 10.3



Dated:19th June 2002
5CT/Z07132/EJL/CRH


SHARE PURCHASE AGREEMENT






between

Redwave plc
as Vendor

GlobalWave Group plc
as Group

and

Wave Systems Corp.
as Purchaser

relating to

the sale and purchase of the whole issued share capital of GlobalWave Limited and its wholly owned subsidiaries







Simmons&Simmons
CityPoint One Ropemaker Street London EC2Y 9SS
T 020 7628 2020 F 020 7628 2070 DX Box No 12


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                                       ii

                                    CONTENTS

1.   Interpretation........................................................   2
     1.1      Definitions..................................................   2
     1.2      Construction of certain references...........................   4
     1.3      Headings.....................................................   4
     1.4      Schedules....................................................   4

2.   Sale of shares........................................................   4
     2.1      Sale and purchase............................................   4
     2.2      Full Title Guarantee.........................................   5
     2.3      No sale of part only.........................................   5

3.   Consideration.........................................................   4

4.   Condition.............................................................   5
     4.1      Condition....................................................   5
     4.2      Satisfaction.................................................   6
     4.3      Disclosure of difficulties in satisfying the Condition.......   6
     4.4      Waiver.......................................................   6

5.   Completion............................................................   6
     5.1      Completion Escrow............................................   6
     5.2      Material Adverse Change......................................   6
     5.3      Vendor's obligations.........................................   7
     5.4      Purchaser's obligations......................................   8
     5.5      Insurances...................................................   8

6.   Warranties............................................................   8
     6.1      General......................................................   8
     6.2      Warranties by Vendor and Group...............................   8
     6.3      Purchaser's Remedies.........................................   9
     6.4      Warranties by Purchaser......................................   9
     6.5      Undertaking by Purchaser.....................................  10

7.   Post Completion Obligations...........................................  10
     7.1      Books and Records............................................  10

8.   External Claims.......................................................  11
     8.1      Notification and consultation................................  11
     8.2      Conduct of External Claims by Vendor.........................  11
     8.3      Reports by Vendor............................................  12
     8.4      Conduct of External Claims by the Purchaser..................  12

9.   Confidentiality.......................................................  12
     9.1      Confidentiality..............................................  12
     9.2      Permitted disclosures........................................  13
     9.3      Continuance of restrictions..................................  13

10.  Announcements.........................................................  13
     10.1     Restrictions.................................................  13
     10.2     Permitted announcements......................................  13
     10.3     Continuance of restrictions..................................  13


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11.  Provisions relating to this Agreement.................................  14
     11.1     Successors and assigns.......................................  14
     11.2     Whole agreement and variations...............................  14
     11.3     Agreement survives Completion................................  14
     11.4     Rights etc cumulative and other matters......................  14
     11.5     Invalidity...................................................  14
     11.6     Counterparts.................................................  14
     11.7     Costs........................................................  15
     11.8     Notices......................................................  15

12.  Law and Jurisdiction..................................................  16
     12.1     English Law..................................................  16
     12.2     Jurisdiction.................................................  16
     12.3     Contracts (Rights of Third Parties) Act 1999.................  16

schedule 1 : THE COMPANY...................................................  16

schedule 2 : THE SUBSIDIARIES..............................................  17

schedule 3 : WARRANTIES....................................................  19

1.   Construction..........................................................  19

2.   Warranties............................................................  19

3.   The Company and the Vendor............................................  19
     3.1      Capacity.....................................................  19
     3.2      Ownership of Sale Shares.....................................  20
     3.3      Loans owing to or by Vendor..................................  20

4.   The Company's Constitution............................................  20
     4.1      Share Capital................................................  20
     4.2      Options etc..................................................  20
     4.3      Memorandum and Articles......................................  20

5.   The Company and its investments.......................................  20
     5.1      Particulars of the Company and Subsidiaries..................  20
     5.2      Investments, associations and branches.......................  20

6.   The Company and the law...............................................  21
     6.1      Orders, decrees and judgements...............................  21
     6.2      Litigation...................................................  21
     6.3      Employees....................................................  21
     6.4      Licence......................................................  21
     6.5      Equipment....................................................  22

schedule 4 : THE AUDITED ACCOUNTS..........................................  23

schedule 5 :  EQUIPMENT LIST...............................................  50

schedule 6 : AGREED FORM DOCUMENTS.........................................  52


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THIS AGREEMENT is dated the 19th day of June 2002 and made


BETWEEN:

(1) REDWAVE PLC, (the "VENDOR"), registered in England and Wales as company number 03838649 and having its registered office at 18 Baldwin Way, Swindon, Dudley DY3 4PF;

(2) GLOBALWAVE GROUP PLC, ("GROUP"), registered in England and Wales as company number 14134697 and having its registered office at 18 Baldwin Way, Swindon, Dudley DY3 4PF.; and

(3) WAVE SYSTEMS CORP., (the "PURCHASER"), a NASDAQ listed company with symbol "WAVX" and having its registered office at 480 Pleasant Street, Lee, Massachusetts, MA01238 USA.


                                       1

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BACKGROUND:

The Vendor wishes to sell and the Purchaser wishes to acquire the entire issued share capital of GlobalWave Limited, which owns the entire issued share capital of Wave Europe Limited and The Hub Post Productions Limited on and subject to the terms of this Agreement.

THE PARTIES AGREE THAT:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement where the context admits:

         "AFFILIATE" means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company for the time being.

         "AGREED FORM" means, in relation to any document, a document in the terms signed or initialled by or on behalf of the parties for identification.

         "AUDITED ACCOUNTS" means the audited balance sheet of the Company and the Subsidiaries made up as at the Balance Sheet Date and the audited profit and loss account of the Company and the Subsidiaries in respect of the financial year ended on the Balance Sheet Date including, in each case, the notes thereto and the directors' report and auditors' report.

         "BALANCE SHEET DATE" means 30 June 2001.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in London.

         "COMPANY" means GlobalWave Limited, a company registered in England and Wales under company number 03402827 and incorporated on 08 July 1997 as a private company limited by shares under the Companies Act 1985 details of which are set out in Schedule 1.

         "COMPANIES ACTS" means statutes from time to time in force concerning companies including (without limitation) the Companies Act 1985, the Companies Act 1989, Part V of the Criminal Justice Act 1993 and the Companies Consolidation (Consequential Provisions) Act 1985.

         "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with clause 5.

         "COMPLETION DATE" means 24 July 2002, but if the Condition has not been satisfied or waived on or before such date, "COMPLETION DATE" shall mean such other date as the parties may agree but, in any event, not later than 30 August 2002.

         "COMPLETION ESCROW" means the pre-completion meeting set out in clause 5.1

         "CONDITION" means the condition set out in clause 4.1.


                                       2

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         "CONSIDERATION SHARES" means common stock of the Purchaser credited as fully paid together with all registration rights relating thereto.

         "CONTINUING DIRECTORS" means in relation to the Company or the Subsidiaries, its directors remaining in office after the Completion Date.

         "DEED OF RELEASE" means the deed between the parties releasing certain obligations.

         "DIRECTORS" means in relation to the Company or the Subsidiaries, its directors.

         "ENCUMBRANCE" means any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), or other security agreement or arrangement but does not include any retention of title provision.

         "ESCROW AGENT" means Simlaw Services Limited, a company owned by Simmons & Simmons.

         "ESCROW LETTER" means a letter to be signed in Agreed Form by the Escrow Agent, the Vendor, Group and the Purchaser relating to the arrangements for Completion Escrow.

         "FIRST INSTALMENT" means the amount of Consideration Shares so designated in clause 3.1(A).

         "PURCHASER'S GROUP" means the Purchaser and each of its Affiliates including, after Completion, the Company and the Subsidiaries.

         "SALE SHARES" means the shares to be bought and sold pursuant to clause
         2.1 being all the issued shares in the capital of the Company.

         "SECOND INSTALMENT" means such further amount of Consideration Shares to be held in escrow by the Escrow Agent and issued to the Vendor in accordance with clause 5.5(D).

         "SIMMONS & SIMMONS" means Simmons & Simmons, the solicitors to Redwave plc, whose address is CityPoint, One Ropemaker Street, London EC2Y 9SS.

         "SUBSCRIPTION AGREEMENT" means the agreement between the Vendor and the Purchaser relating to certain matters connected with the holding of the Consideration Shares.

         "SUBSIDIARIES" means Wave Europe Limited, a company registered in England and Wales under number 03406429 and incorporated on 16 July 1997 as a private company limited by shares under the Companies Act 1985 and The Hub Post Productions Limited, a company registered in England and Wales under number 04361126 which is dormant, further details of which are set out in schedule 2.

         "TOTAL CONSIDERATION" means the First Instalment Shares and the Second Instalment Shares.

         "VENDOR'S GROUP" means the Vendor and each of its Affiliates other than the Company and the Subsidiaries.

         "WARRANTIES" means the warranties by the Vendor and Group implied by the words "with full title guarantee" in clause 2.2 and the Warranties set out in clause 6, and in paragraphs 3 - 6 of Schedule 3, and all other warranties, covenants and indemnities contained in this Agreement or implied by law.

                                       3

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1.2      CONSTRUCTION OF CERTAIN REFERENCES

         In this Agreement, where the context admits:

         (A) words and phrases the definitions of which are contained or referred to in Part XXVI Companies Act 1985 shall be construed as having the meanings thereby attributed to them;

         (B) references to, or to any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law, or any other law of, or having effect in, any jurisdiction ("LAWS") shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as amended, re-enacted, consolidated or replaced or as their application is modified by other Laws as at the date of this Agreement;

         (C) where any statement is to the effect that the Vendor is not aware of any matter or circumstance, or is a statement qualified by the expression "SO FAR AS THE VENDOR IS AWARE" or "TO THE BEST OF THE VENDOR'S KNOWLEDGE AND BELIEF" or any similar expression, that statement shall refer to the state of the actual knowledge of the Directors of the Vendor and of no other persons and neither the Vendor nor such Directors shall be obliged to enquire of any other persons;

         (D) references to clauses and schedules are references to clauses of and schedules to this Agreement, references to paragraphs are, unless otherwise stated, references to paragraphs of the schedule in which the reference appears;

         (E) references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include all such genders;

         (F) "PERSON" includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality; and

         (G)      "COMPANY" includes any body corporate.

1.3      HEADINGS

         The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4      SCHEDULES

         Each of the schedules shall have effect as if set out herein.

2.       SALE OF SHARES

2.1      SALE AND PURCHASE

         Subject to the terms of this Agreement, the Vendor shall sell and the Purchaser shall purchase, free from all Encumbrances and together with all rights now or hereafter attaching thereto the entire issued share capital of the Company comprising of 660,000 ordinary class A shares and 440,000 ordinary class B shares of (pound)1 each.


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2.2      FULL TITLE GUARANTEE

         Upon Completion the Vendor shall be deemed to have given to the Purchaser in relation to the Sale Shares sold by it the same covenants for title in relation to the sale of the Sale Shares as are implied by
         Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee.

2.3      NO SALE OF PART ONLY

         Neither the Vendor nor the Purchaser shall be obliged to complete the sale and purchase of any of the Sale Shares unless the sale and purchase of all the Sale Shares is completed.

3.       CONSIDERATION

3.1 The Total Consideration for the Sale Shares shall be the allotment to the Vendor of the aggregate of:-

         (A) 900,000 Consideration Shares credited as fully paid together with all registration rights relating thereto (the "FIRST INSTALMENT SHARES"); and

         (B) 800,000 Consideration Shares credited as fully paid together with all registration rights relating thereto to be held in escrow (the "SECOND INSTALMENT SHARES").

3.2 The Consideration Shares shall rank pari passu and as a single class with the common stock of the Purchaser in issue at the date of this Agreement, and shall carry the right to receive in full all dividends and other distributions declared, made or paid after the date of this Agreement.

3.3 The First Instalment Shares shall be allotted to the Vendor on Completion in accordance with clause 5.4(C).

3.4 The Second Instalment Shares shall be held in escrow by the Escrow Agent in accordance with clause 5.1 and released to the Vendor in accordance with clause 5.4(D).

3.5 The Vendor and Group hereby agree to assume and pay all liabilities of the Company and the Subsidiaries on Completion (whether such liabilities are known or unknown and including any contingent liabilities).

4.       CONDITION

4.1      CONDITION

         Completion is conditional upon the passing at a duly convened and held general meeting of Group of a resolution in Agreed Form to approve the sale of the Sale Shares and other arrangements on the terms of this Agreement;

         In the event that the above Condition shall not have been satisfied or waived by the Purchaser or the Vendor on or before 30 August 2002 this Agreement shall lapse and no party shall make any claim against any other in respect hereof, save for any antecedent breach and subject to clause 11.7.

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4.2      SATISFACTION

         The Vendor and Group shall use their reasonable endeavours to satisfy or procure the satisfaction of the Condition set out in clause 4.1 and shall notify the Purchaser immediately upon the satisfaction thereof. The Vendor and Group undertake to the Purchaser that the Directors will post a circular to their shareholders on or around 20 June 2002 recommending such shareholders to vote in favour of the resolution referred to in clause 4.1 and stating that the directors are of the opinion that the sale is in the best interests of such shareholders.

4.3      DISCLOSURE OF DIFFICULTIES IN SATISFYING THE CONDITION

         Should the Vendor or the Purchaser become aware of anything which will or may prevent any of the Conditions from being satisfied, it shall forthwith disclose the same to the other of them.

4.4      WAIVER

         The Purchaser or the Vendor may waive in whole or in part all or any of the Conditions or extend the period in which the Conditions are is to be satisfied.

5.       COMPLETION

5.1      COMPLETION ESCROW

         (A) On the Business Day after the satisfaction of the Condition contained in clause 4.1 (expected to be on 24 July 2002) the parties hereto shall hold a pre-completion meeting at the offices of the Escrow Agent at which they shall sign the Escrow Letter and deliver to the Escrow Agent all documents referred to in the Escrow Letter.

         (B) Following the Escrow Letter being signed by the parties, Completion shall take place.

5.2      MATERIAL ADVERSE CHANGE

         Notwithstanding any other provision of this Agreement, the Vendor shall not be obliged to proceed with the purchase of the Consideration Shares and shall be entitled by notice to the Purchaser to rescind this Agreement without any liability whatsoever should any of the following events occur or be discovered at any time after the entry into the Agreement and before Completion namely:-

         (A) if there is a material deterioration in the share price of the Purchaser;

         (B) if there is a material deterioration in the financial position, profitability, or turnover of the Purchaser and its Affiliates as shown in the last Audited Accounts or in their prospects;

         (C) a deterioration occurs in the general economic position of the US economy which is reasonably likely to result in a material deterioration in the financial position, profitability or turnover of the Purchaser and its Affiliates taken as a whole as shown in the last Audited Accounts or in their prospects; or

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         (D)      the Purchaser or any of its Affiliates ceases its business for any reason, becomes insolvent, becomes the subject of a bona fide petition for, or enters into, liquidation or administration or suffers the appointment of a receiver or administrative receiver of the whole over any part of its assets or undertaking, or makes, or seeks to make any composition or arrangement with its creditors.

5.3      VENDOR'S OBLIGATIONS

         On Completion the Vendor shall subject to the due performance by the Purchaser of its obligations under clause 5.4:

         (A)      deliver to the Purchaser:

                  (1) transfers of the Sale Shares duly executed by the registered holders thereof in favour of the Purchaser or its nominees together with the relative share certificates or an indemnity in respect of any missing certificates;

                  (2) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Sale Shares;

                  (3)    powers of attorney in Agreed Form;

                  (4) a legal opinion from Simmons & Simmons as to the capacity of Group and Vendor to enter into this Agreement in Agreed Form;

                  (5) the signed copy of Deed of Release executed by the Vendor and Group of the Purchaser's Group; and

                  (6) the Subscription Agreement signed by the Vendor and Group.

         (B) procure that the Directors (other than the Continuing Directors) and the secretary or secretaries of the Company and the Subsidiaries retire from all their offices and employments with the Company and the Subsidiaries;

         (C) procure the resignation of the auditors of the Company and the Subsidiaries in accordance with s.392 Companies Act 1985;

         (D)      deliver to the Purchaser as agent for the Company and the
                  Subsidiaries:

                  (1) all the statutory and other books of the Company and the Subsidiaries and its certificates of incorporation, any certificates of incorporation on change of name and common seals; and

                  (2) certificates in respect of all issued shares in the capital of the Subsidiaries and transfers of all shares in any Subsidiary not registered in the name of the Company or another Subsidiary in favour of such persons as the Purchaser shall direct;

         (E) procure board meetings of the Company and of the Subsidiaries to be held at which there shall be:

                  (1) passed a resolution to approve, in the case of the Company, the transfers of the Sale Shares and, in the case of the Subsidiaries, the share transfers referred to in clause 5.3(D)(2) and (subject only to due stamping) to register, in the register of members, each transferee as the holder of the shares concerned;

                  (2) appointed as directors and/or secretary such persons as the Purchaser may nominate such appointments to take effect immediately; and

                  (3) tendered and accepted the resignations and acknowledgements of the directors and secretary referred to in clause 5.3(B) each such acceptance to take effect at the close of the meeting;

         (F) procure the discharge of all guarantees and like obligations given by the Company or any of the Subsidiaries in respect of the obligations of any member of the Vendor's Group.

5.4      PURCHASER'S OBLIGATIONS

         On Completion the Purchaser shall:

         (A) deliver to the Vendor a legal opinion from Bingham Dana LLP as to the Purchaser's capacity to enter into the Subscription Agreement,

         (B) deliver to the Vendor a signed copy of the Deed of Release executed by the Purchaser.

         (C) allot and issue to the Vendor the First Instalment Shares (to be credited to the account of the Vendor's nominee), and shall deliver to the Vendor's nominee a share certificate for the First Instalment Shares; and

         (D) allot and issue to the Escrow Agent the Second Instalment Shares (to be credited to the account of the Escrow Agent's nominee), and shall deliver to the Escrow Agent's nominee a share certificate for the Second Instalment Shares.

5.5      INSURANCES

         The Vendor shall be entitled to cancel all insurances of the Company and the Subsidiaries which also cover companies within the Vendor's Group, with effect from Completion.

6.       WARRANTIES

6.1      GENERAL

         The Vendor and Group hereby jointly and severally warrant to the Purchaser in the terms of the Warranties subject to the provisions of this Agreement. Any sum payable by the Vendor or Group in respect of any breach of the Warranties shall be treated as a reduction in the Consideration and may be deducted from the Second Instalment Shares (on the basis of the price per share of the Consideration Shares on their date of issue and the exchange rates prevailing on that date).

6.2      WARRANTIES BY VENDOR AND GROUP

         Each of the Warranties given by the Vendor and Group is given on the basis that it will remain true and accurate in all respects up to and including Completion and the Vendor and Group undertake to disclose forthwith in writing to the Purchaser any matter or thing which may arise or become known to the Vendor or Group after the date of this

         Agreement and before Completion which is inconsistent with any of the Warranties or which is material to be known to the Purchaser. In the event of it becoming apparent on or before Completion that the Vendor or Group is in breach of any of the Warranties or any other term of this Agreement the Purchaser may at its option either:

                  (1) rescind this Agreement by notice in writing to the Vendor; or

         (2) proceed to Completion but without prejudice to its right to claim for breach of this Agreement or the Warranties.

6.3      PURCHASER'S REMEDIES

         (A) The Purchaser acknowledges that it has not been induced to enter into this Agreement by, and that it does not in connection with this Agreement or its subject matter rely on, any representation, warranty, promise or assurance by the Vendor or any other person, except for the Warranties. The Purchaser agrees that, except as otherwise provided herein and subject to clause 6.3(B), it shall have no right or remedy in respect of, and shall not in connection with any claim arising in relation to this Agreement, or their respective subject matters plead or assert the making or existence of, any representation, warranty, promise or assurance save for those therein contained in respect of which the Purchaser shall have no right to rescind or terminate this Agreement and the only remedy of the Purchaser shall be damages for breach of this Agreement.

         (B) Nothing in this clause 6.3 shall exclude or affect any right or remedy available to the Purchaser in respect of fraud.

         (C) The Purchaser acknowledges that its legal advisers have explained to it the effect of this clause 6.3.

6.4      WARRANTIES BY PURCHASER

         The Purchaser warrants to the Vendor as follows:

         (A) the Purchaser has the requisite power and authority to enter into and perform this Agreement and any other agreement referred to herein to which it is or has agreed to become a party (the "PURCHASER DOCUMENTS");

         (B) this Agreement constitutes and the Purchaser Documents will, when executed, constitute binding obligations of the Purchaser in accordance with their respective terms;

         (C) the Purchaser has paid its debts as such debts become due and has not admitted in writing its inability to pay its debts generally;

         (D) the Purchaser has not made a general assignment for the benefit of its creditors;

         (E) no proceedings have been instituted by or against the Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency, liquidation, dissolution or reorganization or relief of its debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or similar official for it or any substantial part of its property;

         (F) the Purchaser has sufficient working capital to carry on its business in the ordinary and usual course for a period of 12 months from the date of this Agreement;

         (G) the Purchaser has obtained all necessary shareholder and board approvals in respect of the entry into this Agreement and the Purchaser Documents; and

         (H) the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the Purchaser Documents will not:

                  (1) be or result in a breach of any provision of the memorandum or articles of association of the Purchaser;

                  (2) be or result in a breach of, or constitute a default under, any instrument to which the Purchaser is a party or by which the Purchaser is bound and which is material in the context of the transactions contemplated by this Agreement;

                  (3) be or result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound and which is material in the context of the transactions contemplated by this Agreement; or

                  (4) save as provided herein require the Purchaser to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement); and

         (I) the Purchaser has immediately available on an unconditional basis (subject only to Completion) the necessary resources to meet its obligations under this Agreement and the Purchaser Documents.

         Each of the foregoing warranties given by the Purchaser (the "PURCHASER'S WARRANTIES") is given on the basis that it will remain true and accurate in all respects up to and including Completion and the Purchaser undertakes to forthwith disclose in writing to the Vendor any matter or thing which may arise or become known to the Purchaser after the date of this Agreement and before Completion which is inconsistent with any of the Purchaser's Warranties or which is material to be known to the Vendor accepting the consideration stipulated by this Agreement. In the event of it becoming apparent on or before Completion that the Purchaser is in breach of any of the Purchaser's Warranties or any other term of this Agreement the Vendor may at its option either:

                  (1) rescind this Agreement by notice in writing to the Purchaser; or

                  (2) proceed to Completion but without prejudice to its right to claim for breach of this Agreement or the Purchaser's Warranties.

6.5      UNDERTAKING BY PURCHASER

         The Purchaser agrees and undertakes that (in the absence of fraud or except as otherwise provided herein) it has no rights against and shall not make any claim against any member of the Vendor's Group (other than the Vendor) or any present or former employee, director, agent or officer of any member of the Vendor's Group in connection with this Agreement or its subject matter.


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


7.       POST COMPLETION OBLIGATIONS

7.1      BOOKS AND RECORDS

         The Purchaser shall procure that:-

         (A) the Company and the Subsidiaries shall preserve until the sixth anniversary of Completion all books, records and documents of the Company and the Subsidiaries which are at Completion in the possession under the control of each of them or insofar as the same record matters occurring on or before Completion; and

         (B) until the sixth anniversary of Completion (or in the event of any claim being made by the Purchaser under the Warranties until such later time as the same is determined) the Vendor and its agents, accountants, solicitors and other professional advisers shall be allowed the right to inspect and, at the Purchaser's expense, take copies of the books, records and documents referred to in clause 7.1(A) (but only in relation to matters recorded therein which occurred on or before Completion) at all reasonable times upon the Vendor giving reasonable notice of such requirement to the Company or the relevant Subsidiary.

8.       EXTERNAL CLAIMS

8.1      NOTIFICATION AND CONSULTATION

         If the Purchaser or any other member of the Purchaser's Group becomes aware of any actual or threatened claim, demand or proceeding against any member of the Purchaser's Group (an "EXTERNAL CLAIM"), or of any fact or matter which may give rise to an External Claim, in relation to which it appears that the Purchaser or any other member of the Purchaser's Group is, or might be or become, entitled to claim against the Vendor in respect of any of the Warranties:-

         (A) the Purchaser shall, or shall procure that such other member of the Purchaser's Group shall, as soon as reasonably practicable after so becoming aware and in any event within 7 Business Days notify the Vendor in writing; and

         (B) the Purchaser shall thereafter consult with the Vendor in respect of the External Claim and permit, and procure that any relevant member of the Purchaser's Group shall permit, the Vendor and its advisers reasonable access to relevant employees, premises, chattels, documents and records (including the right to take copies at the Vendor's expense of such documents and records) for the purposes of investigating the matter and enabling the Vendor to take any action permitted by this clause 8.

8.2      CONDUCT OF EXTERNAL CLAIMS BY VENDOR

         Subject to the Vendor indemnifying the Purchaser or other relevant member of the Purchaser's Group against any liabilities, losses or expenses which it may reasonably suffer or incur thereby and which it would not otherwise suffer or incur:

         (A) the Vendor shall be entitled by notice in writing to the Purchaser at any time to require that the Vendor shall thereafter have the sole conduct and control on behalf of the Purchaser or other member of the Purchaser's Group of any External Claim and following such notice, without prejudice to the generality of the foregoing, the


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

                  Vendor shall in its absolute discretion be entitled to avoid, dispute, resist, settle, compromise, defend or appeal the External Claim and the Purchaser shall not do and shall procure that no member of the Purchaser's Group shall do anything inconsistent therewith;

         (B) the Purchaser shall and shall procure that each member of the Purchaser's Group shall give to the Vendor all such information and assistance as the Vendor may reasonably require for any purpose referred to in clause 8.2(A), including without limitation instructing any such solicitors, Counsel or other professional advisers as the Vendor may nominate to act on behalf of the Purchaser or other member of the Purchaser's Group but in accordance with the Vendor's instructions.

8.3      REPORTS BY VENDOR

         The Vendor shall keep the Purchaser informed of all material developments in relation to any External Claim in respect of which the Vendor has served a notice pursuant to clause 8.2(A) by providing written quarterly reports containing such information as the Purchaser shall reasonably require.

8.4      CONDUCT OF EXTERNAL CLAIMS BY THE PURCHASER

         Where the Vendor has not by a notice pursuant to clause 8.2(A) assumed sole conduct and control in relation to an External Claim the Purchaser shall and shall procure that each relevant member of the Purchaser's Group shall:

         (A) keep the Vendor informed of all material developments in relation to the External Claim by providing written quarterly reports containing such information as the Vendor shall reasonably require;

         (B) not make any admission of liability, agreement, settlement or compromise with any third party in relation to the External Claim without the prior written consent of the Vendor; and

         (C) take all actions that the Vendor may reasonably request to avoid, dispute, resist, defend or appeal the External Claim.

9.       CONFIDENTIALITY

9.1      CONFIDENTIALITY

         Subject to clause 9.2 and to clause 10, each party:

         (A) shall treat as strictly confidential the provisions of this Agreement and the process of their negotiation and all information about the other party obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement ("CONFIDENTIAL INFORMATION"); and

         (B) shall not, except with the prior written consent of each other party (which shall not be unreasonably withheld or delayed), publish or otherwise disclose to any person any Confidential Information.


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

9.2      PERMITTED DISCLOSURES

         Clause 9.1 shall not apply if and to the extent that the party disclosing Confidential Information can demonstrate that:

         (A) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including but not limited to the London Stock Exchange, the Panel on Take-overs and Mergers and the Serious Fraud Office) and whether or not the requirement has the force of law; or

         (B) such disclosure is to its professional advisers in relation to the negotiation entry into or performance of this Agreement or any matter arising out of the same;

         (C) such disclosure is required to facilitate the satisfaction of the Condition; or

         (D) the Confidential Information concerned was lawfully in its possession (as evidenced by written records) prior to its being obtained or received as described in clause 9.1(A); or

         (E) the Confidential Information concerned has come into the public domain other than through its fault or the fault of any person to whom such Confidential Information has been disclosed in accordance with clause 9.1(B).

9.3      CONTINUANCE OF RESTRICTIONS

         The restrictions contained in this clause 9 shall survive Completion and shall continue without limit of time.

10.      ANNOUNCEMENTS

10.1     RESTRICTIONS

         Subject to clause 10.2 and whether or not any restriction contained in clause 9 applies, no party to this Agreement shall make any public announcement concerning the provisions or subject matter of this Agreement or containing any information about the other party without the prior written approval of the other (which shall not be unreasonably withheld or delayed).

10.2     PERMITTED ANNOUNCEMENTS

         Clause 10.1 shall not apply if and to the extent that such announcement is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it (including but not limited to the London Stock Exchange, The Panel on Take-overs and Mergers and the Serious Fraud Office) and whether or not the requirement has the force of law and provided that any such announcement shall be made only after consultation with the other party.

10.3     CONTINUANCE OF RESTRICTIONS

         The restrictions contained in this clause 10 shall survive until Completion has taken place.


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


11.      PROVISIONS RELATING TO THIS AGREEMENT

11.1     SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable.

11.2     WHOLE AGREEMENT AND VARIATIONS

         (A) This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, and undertakings, whether in writing or oral, relating to such subject matter.

         (B) No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

11.3     AGREEMENT SURVIVES COMPLETION

         The Warranties and all other provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

11.4     RIGHTS ETC CUMULATIVE AND OTHER MATTERS

         (A) The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

         (B) No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

         (C) No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

11.5     INVALIDITY

         If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

11.6     COUNTERPARTS

         This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement. Any party may enter into this Agreement by signing any such counterpart.


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

11.7     COSTS

         Save as otherwise expressly provided herein, each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

11.8     NOTICES

         (A) Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in this clause 11.8 and may be:

                  (1) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

                  (2) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

                  (3) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

                  (4) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at
                         08.00 on the next Business Day.

         (B) The addresses and other details of the parties referred to in this clause 11.8(B) are, subject to clause 11.8(C):

                  Name:                                 Redwave plc

                  For the attention of:                 Kevin Allen

                  Address:                              18 Baldwin Way
                                                        Swindon
                                                        Dudley
                                                        West Midlands DY3 4PF

                  Fax number:                           +0044 (0) 1384 270 369

                  Name:                                 Wave Systems Corp.

                  For the attention of:                 Steven Sprague

                  Address:                              480 Pleasant Street
                                                        Lee
                                                        Massachusetts
                                                        MA01238 USA

                  Fax number:                           +001 413 243 7080


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


         (C) Any party to this Agreement may notify the other parties of any change to its address or other details specified in clause 11.8(B), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

12.      LAW AND JURISDICTION

12.1     ENGLISH LAW

         This Agreement shall be governed by, and construed in accordance with, English law.

12.2     JURISDICTION

         In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("PROCEEDINGS") each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inappropriate forum.

12.3     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties on the date first before written.


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